Exhibit 10.10

Money Lending Agreement

Bank: Mizuho Bank, Ltd

Borrower: Kaiyo Japan Co., Ltd.

Loan Details

Loan Amount: ¥145,000,000

Loan Date: March 2019

Final Repayment Date: March 1, 2039

Repayment Method: First repayment due by the end of April 2019, followed by monthly repayments by the end of each month

Interest Rate: Mizuho TIBOR (1-month) + 0.700% per annum (0.770% for the first year)

Interest Payment Method: Prepaid on the loan date and each interest rate review date (calculated pro rata on a 365-day basis)

Funds Usage: Purchase of company housing

Contract Terms (Excerpt)

Special Provisions for Installment Loans

The bank may delay, reduce, or suspend disbursements after the second installment due to changes in financial conditions, etc.

Interest

Interest calculation is specified separately for prepaid and postpaid methods, and for both end-of-term and single-end methods.

Principal and Interest Deduction

The borrower deposits funds into the repayment account, and the bank automatically deducts payments on the due date.

Damages

In case of default, the higher of “funding cost + 2% per annum” or “14% per annum” applies.

Deduction of Incidental Expenses

Guarantee fees, registration costs, stamp taxes, etc., may be deducted from the repayment account.

Holiday Processing

If the repayment date falls on a holiday, it is treated as the preceding business day.

Unforeseen Circumstances

If interest rates cannot be determined due to financial market fluctuations, etc., the borrower shall follow the bank’s instructions.

Early Repayment

Permitted with the bank’s consent. The borrower may be required to pay damages equivalent to the difference between the re-investment interest rate and the original rate.

Guarantee

The joint guarantor bears obligations equivalent to those of the borrower. Offsetting or exemption claims are not permitted.

Assignment of Claims

The bank may assign the loan claim to another financial institution. The borrower has consented to this.

Financial Reporting

The borrower shall submit business reports and financial statements to the bank each period.

Cost Burden

All costs related to this agreement shall be borne by the borrower.

Notarized Document

Upon the bank’s request, a notarized document with consent to compulsory execution shall be prepared.

Notification of Adult Guardianship, etc.

The borrower shall promptly notify the bank if a court decision is made.

Guarantee of Implementation of Internal Procedures

The borrower guarantees that it has obtained all necessary internal approvals based on laws and regulations and its articles of incorporation.